Exhibit 5.1

26 September, 2006

	DIRECT LINE:	2842 9521
Himax Technologies, Inc.	E-MAIL:	Flora.Wong@conyersdillandpearman.com
10th Floor, No.605, Chungshan Road	OUR REF:	FW/aw/#220065 (M#870264)
Hsinhua, Tainan County 712	YOUR REF:
Taiwan
Republic of China

Dear Sirs

Himax Technologies, Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on 26 September, 2006 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 16,752,312 ordinary shares, par value US$0.0001 per share (the "Ordinary Shares"), issuable pursuant to the Himax Technologies, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed the memorandum of association and the articles of association of the Company, copies of minutes of extraordinary general meeting of the members of the Company dated 25 October, 2005, and written resolutions of the board of directors of the Company dated 14 October, 2005 and 25 October, 2005 (together, the “Resolutions”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate

CD&P
Himax Technologies, Inc. 26 September, 2006 Page 2

meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, and (e) that, upon the issue of any Ordinary Shares, the Company will, in accordance with the Articles of Association of the Company, capitalise such sum standing to the credit of funds legally available of the Company to pay for the Ordinary Shares which shall be equal to at least the par value thereof and the Company will have sufficient funds legally available to complete the capitalisation.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Ordinary Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for in accordance with the terms of the Plan and the Resolutions, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman